SECURITIES AND EXCHANGE COMMISSION

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
              (Date of earliest event reported): February 21, 2001
                                                ------------------


                                  Benihana Inc.
                     ----------------------------------------
             (Exact Name of Registrant as specified in its Charter)



            Delaware                 000-26396         65-0538630
          ------------              ------------      -------------
    (State or other jurisdiction    (Commission       (IRS Employer
     of incorporation)               File Number)      Identification No.)



              8685 Northwest 53rd Terrace, Miami, Florida      33166
              --------------------------------------------------------
              (Address of Principal Executive Offices)       (ZIP Code)





                         Registrant's telephone number,
                   including area code:      (305) 593-0770
                                             ---------------

Item 5.  Other Events.

           An action was filed against Benihana Inc. on February 21, 2001 in the United States District Court for the Southern District of New York entitled Lixin Zhao v. Benihana Inc.. The complaint was filed on behalf of plaintiff Zhao, a former server at the Benihana Restaurant at West 56th Street in Manhattan, and purports to also be filed on behalf of other unnamed current and former employees of Benihana who are alleged to be similarly situated. The complaint sets forth a single claim for alleged violations of the minimum wage provisions of the federal Fair Labor Standards Act, 29 U.S.C. ss.ss. 201, et seq (the "Act") arising from participation in "tip pools" which allegedly did not comply with the requirements of the Act. Plaintiff seeks an injunction enjoining Benihana Inc. from continuing to engage in the alleged violation. Plaintiff also seeks damages consisting of: the difference between the hourly wage Plaintiff was paid and the applicable federal minimum hourly wage; an award of liquidated damages provided by the Act; and reasonable attorneys' fees and costs.

           Benihana Inc. has served an Answer to the complaint denying the material allegations made and intends to vigorously defend the action. While Benihana Inc. believes that the complaint has no merit, this action is in its preliminary stages and there can be no assurance that Benihana will not be required to pay a material amount in the settlement or other disposition of this matter.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BENIHANA INC.



                                    By:  /s/ Joel A. Schwartz
                                       ------------------------
                                       Joel A. Schwartz, President

Dated:  March 29, 2001